Exhibit 16

SCHUMACHER & ASSOCIATES, INC.
Certified Public Accountants
2525 15th Street, Suite 3H
Denver, CO 80211
(303) 480-5037 FAX (303) 480-5038

July 10, 2003

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Guardian Technologies International, Inc.

Ladies and Gentlemen:

The undersigned Schumacher & Associates, Inc., previously acted as independent accountants to audit the financial statements of Guardian Technologies International, Inc. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company’s Form 8-K dated July, 2003 captioned “Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Dated this 10th day of July, 2003.

Sincerely,

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.

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